Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated May 20, 2010, is between China Broadband, Inc., a Nevada corporation (the “Company”) and Shane McMahon (including his respective successors and assigns, the “Investor”).

WHEREAS, this Agreement has been entered into pursuant to the terms of the Company’s Confidential Private Placement Memorandum, dated May 18, 2010 (together with any and all amendments and/or supplements thereto, the “Memorandum”);

WHEREAS, the Investor desires to purchase from the Company, and the Company desires to sell and issue to the Investor, upon the terms and conditions stated in this Agreement, 7,000,000 units at a purchase price of $0.50 per unit (each, a “Unit”);

WHEREAS, each Unit shall consist of: (i) one share (collectively, the “Shares”) of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”; and (ii) a common stock purchase warrant (each a “Warrant,” and, collectively, the “Series A Warrants”) to purchase 34.2857 shares (collectively, the “Warrant Shares”) of Common Stock at an exercise price of $0.05 per share (subject to adjustment as set forth in the Series A Warrants), which Series A Warrants shall be in the form attached hereto as Exhibit A , upon the terms and conditions set forth in this Agreement; and

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the SEC under the Securities Act.

NOW, THEREFORE, in consideration of, and subject to, the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound by the terms and conditions hereof, the parties hereto hereby agree as follows:

1.           DEFINITIONS.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.

“Adnet” means Wanshi Wangjing Media Technologies (Beijing) Co., Ltd. (a/k/a Adnet Media Technologies (Beijing) Co., Ltd.), a PRC company controlled by CB Cayman through a Trustee Arrangement under which a PRC individual holds a controlling interest in the company for the benefit of CB Cayman.

“Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of that Person and, if deceased or disabled, his heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

“Business Day” means any day on which banks located in New York City are not required or authorized by law to remain closed.

“CB Cayman” means China Broadband Ltd., a Cayman Islands company 100% owned by the Company.

“Closing” has the meaning set forth in Section 2.2 hereof.

“Closing Date” means the date of the Closing.

“Company’s knowledge” means the information and/or other items that the executive officers of the Company and its Subsidiaries have actual knowledge of after due inquiry.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Debt Conversion” means the conversion of (i) $600,000 of debt owed by the Company to Steven Oliviera that is being cancelled and exchanged for $600,000 worth of Units (as defined in the Series B Purchase Agreement) and warrants to purchase 24 million shares of the Company’s common stock at an exercise price of $0.05 per share, all pursuant to the Loan Cancellation Agreement between the Company and the Investor in the form attached as Exhibit B-1 hereto, (ii) at least $4,846,250 of the $4,971,250 of principal amount of promissory notes issued in January 2008 into shares of Common Stock at a conversion price of $0.05 and one five-year warrant to purchase a share of Common Stock, at a per share exercise price of $0.05, for each share of Common Stock received upon such conversion all in accordance with the Waiver, Amendment and Agreement to Convert in the form attached as Exhibit B-2, and (iii) $304,902 of principal amount of promissory notes issued in June 2009 into shares of Common Stock at a conversion price of $0.05 and one five-year warrant to purchase a share of Common Stock, at a per share exercise price of $0.05, for each share of Common Stock received upon such conversion all in accordance with the Waiver, Amendment and Agreement to Convert in the form attached as Exhibit B-3.

“Debt Conversion Documents” means the agreements and instruments attached hereto as Exhibits B-1, B-2 and B-3.

“Disclosure Schedule Date” means that date on which the Company shall have delivered the Disclosure Schedules in compliance with Section 6.6 hereof.

“Disclosure Schedules” means the disclosure schedules issued by the Company to the Investor (pursuant to Section 6.6 hereof), which schedules correspond to the representations and warranties of the Company in Section 5 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Framework Agreement” means that certain Framework Agreement, dated as of December 2009, by and among Hua Cheng Film and Television Digital Program Co., Ltd., Beijing Husen Technology Co., Ltd. and Beijing Sino Top Scope Technology Co., Ltd.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal.

“Intellectual Property” means the Company’s patents, patent applications, provisional patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or registrations or applications relating to the same.

“Indebtedness” means, with respect to any Person, without duplication, all obligations of such Person: (a) for borrowed money; (b) issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, "capital leases" in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business); (c) with respect to letters of credit, surety bonds and other similar instruments; (d) evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease; (g) referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness; and (h) in respect of Contingent Obligations for indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

“Insolvent” means, (a) with respect to the Company and its Subsidiaries, on a consolidated basis, (i) the present fair saleable value of the Company's and its Subsidiaries' assets is less than the amount required to pay the Company's and its Subsidiaries' total Indebtedness, (ii) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (b) with respect to the Company and each Subsidiary, individually, (i) the present fair saleable value of the Company's or such Subsidiary's (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (ii) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature.

“Jinan Broadband” means Jinan Guangdian Jiahe Broadband Co., Ltd., a PRC equity joint venture owned 51% by CB Cayman, 25.48% by Jinan Parent, and 23.52% by Networks Center.

“Jinan Parent” means Jinan Guangdian Jiahe Digital Television Co., Ltd., a PRC company.

“Jinan Zhongkuan” means Jinan Zhongkuan Dian Guang Information Technology Co., Ltd., a PRC company owned at least 90% by Pu Yue, a PRC individual and controlled by CB Cayman pursuant to the terms of a Loan Agreement between CB Cayman and Pu Yue dated as of January 22, 2008.

“Legal Requirement” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of any national securities exchange upon which the Common Stock is then listed or traded).  Reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

“Lien(s)” means any interest in Property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, lien, title claim, assignment, encumbrance, adverse claim, contract of sale, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term “Lien” includes but is not limited to mechanics’, materialmens’, warehousemens’ and carriers’ liens and other similar encumbrances. For the purposes hereof, a Person shall be deemed to be the owner of Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

“Material Adverse Effect” means a material adverse effect on, and a “Material Adverse Change ” means a material adverse change in: (i) the assets, liabilities, results of operations, condition (financial or otherwise), business or prospects of the Company or any Subsidiary individually or taken as a whole; or (ii) the ability of the Company or any of its Subsidiaries to perform their respective obligations under the Transaction Documents, but, to the extent applicable, shall exclude any circumstance, change or effect to the extent resulting or arising from: (w) any change in general economic conditions in the industries or markets in which the Company and its Subsidiaries operate so long as the Company and its Subsidiaries are not disproportionately (in a material manner) affected by such changes; (x) changes in United States generally accepted accounting principles, or the interpretation thereof; or (y) the entry into or announcement of this Agreement, actions contemplated by this Agreement, or the consummation of the transactions contemplated hereby.

“Memorandum” means the Confidential Private Placement Memorandum, dated May 18, 2010, in the form attached hereto as Exhibit E.

“McMahon Employment Agreement” means the Employment Agreement, dated as of the Closing Date, by and between the Company and the Investor, in the form attached as Exhibit C hereto.

“McMahon Indemnification Agreement” means the Indemnification Agreement, dated as of the Closing Date, by and between the Company and the Investor, in the form attached as Exhibit D hereto.

“Network Center” means Jinan Broadcasting and Television Information Networks Center.

“Offering” means the offering and sale of the Units pursuant to this Agreement and pursuant to the Memorandum.

“Offering Documents” means the Memorandum and the securities purchase agreement relating to the purchases of the units of Common Stock and warrants described in the Memorandum, and the registration rights agreement contemplated thereby.

“Person” means an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

“PRC” means, for the purpose of this Agreement, the People’s Republic of China, not including Taiwan, Hong Kong and Macau.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means $3,500,000.

“Recent SEC Reports” means all SEC Reports filed since and including November 23, 2009 through and including the Disclosure Schedule Date.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, by and between the Company and the Investor, in the form attached as Exhibit F hereto.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” means the reports, documents and other filings and information made by the Company with the SEC, including the Company’s last annual report on Form 10-K.

“Securities” means the Units, the Shares, the Series A Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Certificate of Designation” has the meaning set forth in Section 6.2(b).

“Series A Transaction Documents” means this Agreement, the Memorandum, the Series A Warrants, the Series A Certificate of Designations, the Registration Rights Agreement, the McMahon Employment Agreement and the McMahon Indemnification Agreement.

“Series A Warrants” has the meaning set forth in the recitals hereof.

“Series B Preferred Stock” means the Company’s Series B Preferred Stock, par value $0.001 per share.

“Series B Purchase Agreement” means the Securities Purchase Agreement, dated May 18, 2010, by and between the Company and Steven Oliviera or an Affiliate of Steven Oliviera, pursuant to which, at Closing, Mr. Oliviera or his Affiliate will purchase 4,800,000 Units consisting of an aggregate of 4,800,000 shares of Series B Preferred Stock and a warrant to purchase 48,000,000 shares of Common Stock for an aggregate purchase price of $2,400,000.

“Series B Transaction Documents” means the Series B Securities Purchase Agreement, the Series B Warrants and the Series B Certificate of Designations, each in the form attached as Exhibits G-1, G-2 and G-3 hereto, respectively.

“Series B Warrants” means the Common Stock Purchase Warrant issued by the Company to Mr. Oliviera or his Affiliate pursuant to the Series B Purchase Agreement.

“Shandong Publishing” means Shandong Rushi Media Co., Ltd., a PRC equity joint venture owned 50% by Jinan Zhongkuan, 30% by Shandong Broadcast & TV Weekly Press, a PRC company unaffiliated with the Company, and 20% by Modern Movie and TV Biweekly Press, a PRC company unaffiliated with the Company.

“SinoTop Acquisition” means the acquisition by the Company or an affiliate of 100% of the issued and outstanding shares of SinoTop HK in exchange for common stock of the Company.

“SinoTop Acquisition Documents” means an agreement or agreements pursuant to which the Company shall consummate the SinoTop Acquisition.

“SinoTop Beijing” means Beijing Sino Top Scope Technology Co., Ltd., a limited liability company established under the laws of the PRC wholly owned by Zhang Yan, a PRC individual.

“SinoTop Beijing Documents” means those agreements contemplated by the Framework Agreement and as more particularly described in Section 7.14 hereof.

“SinoTop Convertible Loan” means the purchase by CB Cayman of that certain Convertible Promissory Note of SinoTop HK dated as of March 9, 2010, in the principal amount of $580,000, pursuant to a Note Purchase Agreement of even date therewith.

“SinoTop HK” means SinoTop Group Limited, a company limited by shares incorporated under the laws of Hong Kong.

“SinoTop VIE Agreements” means the following agreements:

•	Management Services Agreement, dated as of March 9, 2010, by and between Beijing Sino Top Scope Technology Co., Ltd. and SinoTop Group Limited.

•
Option Agreement, dated as of March 9, 2101, between and among Beijing Sino Top Scope Technology Co., Ltd., SinoTop Group Limited, and Zhang Yan as the sold shareholder of Beijing Sino Top Scope Technology Co., Ltd.

•
Equity Pledge Agreement, dated as of March 9, 2010, between and among Beijing Sino Top Scope Technology Co., Ltd., SinoTop Group Limited, and Zhang Yan as the sold shareholder of Beijing Sino Top Scope Technology Co., Ltd.

•
Voting Rights Proxy Agreement, dated as of March 9, 2010, between and among Beijing Sino Top Scope Technology Co., Ltd., SinoTop Group Limited, and Zhang Yan as the sold shareholder of Beijing Sino Top Scope Technology Co., Ltd.

“Subsidiaries” means any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any controlling equity or other controlling ownership interest or otherwise controls through contract or otherwise, including, without limitation, any VIE.

“Trading Day” means: (i) a day on which the Common Stock is traded on a Trading Market (other than the OTCBB), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTCBB), a day on which the Common Stock is traded in the over the counter market, as reported by the OTCBB, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over the counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE AMEX, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or, with respect to the foregoing exchanges, any successor exchange, entity or organization performing the same a substantially similar function, or the OTCBB on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means (a) on the date hereof, the Series A Transaction Documents and the Offering Documents and (b) on the Closing Date, the Offering Documents, the Series A Transaction Documents, the Series B Transaction Documents, the Debt Conversion Documents, the VIE Structure Documents, the SinoTop Acquisition Documents and the SinoTop Beijing Documents.

“Transfer” means any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.

“VIE Structure Documents” means the following agreements, each as may be amended in accordance herewith:

•	The SinoTop VIE Agreements.

•	Cooperation Agreement, dated as of December 2006, by and between China Broadband Ltd. and Jinan Guangdian Jiahe Digital Television Co., Ltd.

•
Exclusive Service Agreement, dated as of December 2006, between and among Beijing China Broadband Network Technology Co., Ltd., Jinan Guangdian Jiahe Digital Television Co., Ltd., and Jinan Broadcasting and Television Information Networks Center.

•	Loan Agreement, dated as of January 22, 2008, by and between China Broadband Ltd. and Pu Yue.

•
Cooperation Agreement, dated as of March 2008, between and among Shandong Broadcast & TV Weekly Press, Modern Movie and TV Biweekly Press and Jinan Zhongkuan Dian Guang Information Technology Co., Ltd.

•	Exclusive Advertising Agency Agreement, between and among Shandong Rushi Media Co., Ltd., Shandong Broadcast & TV Weekly Press, Modern Movie and TV Biweekly Press.

•	Exclusive Consulting Service Agreement, between and among Shandong Rushi Media Co., Ltd., Shandong Broadcast & TV Weekly Press, Modern Movie and TV Biweekly Press.

•	Trustee Arrangement, dated as of April 2009, by and between CB Cayman and Wang Ying Qi.

“WFOE” means Beijing China Broadband Network Technology Co., Ltd., a PRC company owned 100% by CB Cayman.

“VIE” means variable interest entity, and herein refers to Jinan Broadband, Jinan Parent, Shandong Publishing, Adnet, and SinoTop Beijing, together with other variable interest entities both the Company and the Investor agree to set up from time to time.

2.           SALE AND PURCHASE OF UNITS.

2.1.           Purchase of Units by Investor.  Subject to the terms and conditions of this Agreement, on the Closing Date, the Investor shall purchase, and the Company shall sell and issue to the Investor, Units as consideration for payment of the Purchase Price.

2.2.           Closing.  Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Investor and the Investor shall purchase from the Company on the Closing Date, the Units (the “Closing”).  The Closing shall occur with the time periods set forth in the Memorandum at the offices of Pillsbury Winthrop Shaw Pittman LLP, 2300 N Street, N.W., Washington, DC  20037, or remotely via the exchange of documents and signatures. The Company shall provide the Investor with written notice not less than two Business Days of the scheduled date of the Closing.

2.3.           Closing Deliveries. At the Closing, the Company shall deliver to the Investor, against delivery by the Investor of the Purchase Price (as provided below), the Shares and the Series A Warrants.  At the Closing, the Investor shall deliver or cause to be delivered to the Company the Purchase Price by paying United States dollars via bank, certified or personal check which has cleared prior to the Closing or in immediately available funds, by wire transfer to an account designated in writing by the Company at least two (2) Business Days prior to the Closing Date.

2.4.           The Warrants.  The Series A Warrants shall have the terms and conditions and be in the form attached hereto as Exhibit A.

2.5.           Use of Proceeds.  The Company hereby covenants and agrees that the proceeds from the sale of Units and the sale of securities in the financings contemplated by Sections 7.15 and 7.16 hereof shall be used as provided for in the Memorandum as more fully set forth in Schedule 2.5.

3.           ACKNOWLEDGEMENTS OF THE INVESTOR.

The Investor acknowledges that:

3.1.           Resale Restrictions.  None of the Securities have been registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, none of the Securities may be offered or sold by the Investor except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with applicable state securities laws.

3.2.           Agreements.  The Investor has received, carefully read and acknowledges the terms of the Series A Transaction Documents, including the Risk Factors set forth in the Memorandum.

3.3.           Books and Records.  As a condition to the Company’s obligations to close hereunder, at Closing, the Investor will be required to acknowledge that the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Investor during reasonable business hours at its principal place of business, that all documents, records and books in connection with the sale of the Securities hereunder have been made available for inspection by it and its attorney and/or advisor(s) and that the Investor and/or its advisor has reviewed all such documents, records and books to its full satisfaction and all questions it and/or its advisor may have had been answered to their respective full satisfaction.

3.4.           Independent Advice. The Investor has been advised to consult the Investor’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible for compliance with:

  (a)           any applicable laws of the jurisdiction in which the Investor is resident in connection with the distribution of the Securities hereunder, and

  (b)           applicable resale restrictions.

3.5.           No Governmental Review or Insurance.  Neither the SEC nor any other securities commission, securities regulator or similar regulatory authority has reviewed or passed on the merits of the Securities or on any of the documents reviewed or executed by the Investor in connection with the sale of the Securities, including the Transaction Documents, and there is no government or other insurance covering any of the Securities.

4.           REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF THE INVESTOR.

The Investor represents and warrants to the Company that:

4.1.           Capacity.  The Investor represents that the Investor has reached the age of 21 and has full authority, legal capacity and competence to enter into, execute and deliver this Agreement and the Transaction Documents to which the Investor is a party and all other related agreements or certificates and to take all actions required pursuant hereto and thereto and to carry out the provisions hereof and thereof.

4.2.           Binding Agreement. The Investor has duly executed and delivered this Agreement and will execute and deliver on the Closing Date the other Transaction Documents to which it is a party, and this Agreement and the other Transaction Documents to which it is a party constitute, subject to Section 11 hereof, a valid and binding agreement of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principals of equity, or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.3.           Purchase Entirely for Own Account.  The Securities are being acquired for the Investor’s own account, not as nominee or agent, for investment purposes only and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.

4.4.           Not a Broker-Dealer.  The Investor is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or Affiliated with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act or engaged in a business that would require the Investor to be so registered, nor is the Investor an Affiliate of a such a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer.  In the event the Investor is a member of FINRA, or associated or Affiliated with a member of FINRA, the Investor agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the Securities.

4.5.           Not an Underwriter.  The Investor is not an underwriter of the Securities, nor is it an Affiliate of an underwriter of the Securities.

4.6.           Investment Experience. The Investor acknowledges that the purchase of the Securities is a highly speculative investment and that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial and/or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

4.7.           Disclosure of Information.  As a condition to the Company’s obligations to close hereunder, at Closing, the Investor will be required to represent and warrant as follows:  The Investor has had an opportunity to receive, and fully and carefully review, all information related to the Company and the Securities requested by it and to ask questions of and receive answers from the Company regarding the Company and its business and the terms and conditions of the offering of the Securities.  Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.  The Investor acknowledges that it has received, and fully and carefully reviewed and understands all of the  Series A Transaction Documents, including, but not limited to, the Memorandum describing, among other items, the Company, its businesses and risks, the Securities and the Offering of the Securities.  Investor acknowledges that it has received, and fully and carefully reviewed and understands, copies of the Recent SEC Reports, either in hard copy or electronically through the SEC’s Electronic Data Gathering Analysis and Retrieval system.  The Investor understands that its investment in the Securities involves a high degree of risk.  The Investor’s decision to enter into this Agreement and the Transaction Documents to which it is a party has been made based solely on the independent evaluation of the Investor and its representatives.  The Investor has received such accounting, tax and legal advice from Persons (other than the Company) as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

4.8.           Restricted Securities.  The Investor understands that the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities, as applicable, may not be transferred unless:

  (a)           they are sold pursuant to an effective registration statement under the Securities Act; or

  (b)           they are being sold pursuant to a valid exemption from the registration requirements of the Securities Act; or

  (c)           they are sold or transferred to an “affiliate” (as defined in Rule 144, or any successor rule, promulgated under the Securities Act (“Rule 144”) of the Investor who agrees to sell or otherwise transfer the Securities only in accordance with this Section 4.9 and who is an accredited investor, or

  (d)           they are validly sold pursuant to Rule 144.

The Investor shall provide the Company with no less than three (3) Trading Days notice of its intention to dispose of any Securities and agrees that the Investor shall only dispose of any Securities in accordance with all applicable Legal Requirements.  The Investor further understands that any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and other than as provided in the Transaction Documents, neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws.  Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.9.           Accredited Investor.  The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act (“Regulation D”).

4.10.         No General Solicitation.  The Investor did not learn of the investment in the Securities as a result of any public advertising, and is not aware of any public advertisement or general solicitation in respect of the Company or its securities.

4.11.         Brokers and Finders.  The Investor will not have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or any Subsidiary for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

4.12.         Prohibited Transactions.  Other than with respect to the transactions contemplated herein, since the earlier to occur of: (i) the time that the Investor was first contacted by the Company, or any other Person regarding an investment in the Company and (ii) the thirtieth (30th) day prior to the date hereof, neither the Investor nor any Affiliate of the Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Investor’s investments or trading or information concerning the Investor’s investments, including in respect of the Securities, or (z) is subject to the Investor’s review or input concerning such Affiliate’s investments or trading decisions (collectively, “Trading Affiliates”) has, directly or indirectly, nor has any Person acting on behalf of, or pursuant to, any understanding with the Investor or Trading Affiliate effected or agreed to effect any transactions in the securities of the Company or involving the Company’s securities (a “Prohibited Transaction”).

4.13.         Residency.  The Investor is a resident of the jurisdiction set forth on the Investor’s signature page hereto.

4.14.         Reliance on Exemptions.  The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

5.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in the Recent SEC Reports, the Company hereby makes the following representations and warranties as of the Disclosure Schedule Date and as of the Closing Date to the Investor:

5.1.           Subsidiaries.  A true and correct structure chart of the Company and its Subsidiaries is included as Schedule 5.1 to the Disclosure Schedules.  Except as disclosed in Schedule 5.1 to the Disclosure Schedules, the Company owns, directly or indirectly, all of the capital stock, or other equity interests, of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. The Company, directly or through one of its Subsidiaries, controls all of the VIEs from a financial perspective. As a result, the financial statements of all of the VIEs can be consolidated with those of the Company.  The legal relationships evidenced by the VIE Structure Documents , taken as a whole, are valid and will not be challenged by any Governmental Body as constituting unpermitted foreign investment in the PRC.  Each of the VIE Structure Documents is valid and binding.

5.2.           Organization and Qualification.  Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as set forth on Schedule 5.1), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational, charter or governing documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect.

5.3.           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder and to issue the Securities in accordance with the terms thereof.  Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party.  The execution and delivery of each of the Transaction Documents by the Company and its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and its Subsidiaries and no further action is required by the Company and its Subsidiaries in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other laws of general application relating to or affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.  Each Transaction Document to which each Subsidiary is a party has been (or upon delivery will have been) duly executed by each such Subsidiary and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of each such Subsidiary enforceable against it in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other laws of general application relating to or affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.4.           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational, charter or governing documents; (ii) conflict, in any material respect, with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) result in a violation, in any material respect, of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

5.5.           Filings, Consents and Approvals.  Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by it of any of its obligations under or contemplated by the Transaction Documents, other than (a) the filing with the SEC of the Registration Statement, the application(s) to each Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, and applicable “blue sky” or other securities law filings, (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, or (c) such other filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.  Subject to the accuracy of the representations and warranties of the Investor set forth in Section 4 hereof, the Company has taken all action necessary to exempt: (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Series A Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investor as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investor or the exercise of any right granted to the Investor pursuant to this Agreement or the other Transaction Documents.

5.6.           Issuance of the Securities.  The Shares are duly authorized and, when issued and paid for in accordance with the Series A Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Series A Warrants have been duly and validly authorized.  Upon the due exercise of the Series A Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all Liens.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Series A Warrants; provided, however, with respect to the Series A Warrants, the Company has only reserved from its duly authorized capital stock the shares of Common Stock issuable as of the Closing Date, assuming the valid exercise of all of the Series A Warrants by the Investor.

5.7.           Capitalization.  Schedule 5.7 to the Disclosure Schedules sets forth as of the date hereof and as of the Closing (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Series A Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, except for the seller in the SinoTop Acquisition pursuant to the SinoTop Acquisition Documents.  Except as described on Schedule 5.7 to the Disclosure Schedules, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, stockholder rights plan or “poison pill” arrangement or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, other than in connection with the Company’s stock option plans.  The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  Except as described on Schedule 5.7 to the Disclosure Schedules, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.  Except as described on Schedule 5.7 to the Disclosure Schedules, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

5.8.           SEC Reports; Financial Statements.  The Company has filed with the SEC all SEC Reports for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

5.9.           Material Changes.  Since the date of the latest audited financial statements included within the Recent SEC Reports, the Company and its Subsidiaries have not:

  (a)           suffered any Material Adverse Change;

  (b)           suffered any damage, destruction or loss, whether or not covered by insurance, in an amount in excess of $100,000 in the aggregate;

  (c)           granted or agreed to make any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any officer or employee, except for normal raises for nonexecutive personnel made in the ordinary course of business that are usual and normal in amount;

  (d)           declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of capital stock of the Company or any of its Subsidiaries, or declared or agreed to any direct or indirect redemption, retirement, purchase or other acquisition by the Company or any of its Subsidiaries of such shares;

  (e)           issued any shares of capital stock of the Company or any of its Subsidiaries, or any warrants, rights or options thereof, or entered into any commitment relating to the shares of capital stock of the Company or any of its Subsidiaries;

  (f)           adopted or proposed the adoption of any change in the Company’s charter, bylaws or other organizational or governing documents;

  (g)           made any change in the accounting methods or practices they follow, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein, or any tax election;

  (h)           sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of their business;

  (i)           sold, assigned, transferred, licensed or otherwise disposed of any of the Company’s Intellectual Property or interest thereunder or other intangible asset except in the ordinary course of their business;

  (j)           been involved in any disputes involving any employees which would reasonably be expected to involve in excess of $50,000 in the aggregate;

  (k)           entered into, terminated or modified any employment, severance, termination or similar agreement or arrangement with, or granted any bonuses (or bonus opportunity) to, or otherwise increased the compensation of any executive officer;

  (l)           entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure), except the SinoTop Acquisition Documents;

  (m)           amended or modified, or waived any default under, any Material Contract (as defined below);

  (n)           incurred any material liabilities, contingent or otherwise, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for accounts payable or accrued salaries that have been incurred by the Company since the date of the latest audited financial statements included within the SEC Reports, in the ordinary course of its business and consistent with the Company’s past practices;

  (o)           permitted or allowed any of their material property or assets to be subjected to any Lien;

  (p)           settled any claim, litigation or action, whether now pending or hereafter made or brought;

  (q)           made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $50,000, or in the aggregate, in excess of $100,000;

  (r)           paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of their Affiliates, officers, directors or stockholders or, to the Company’s knowledge, any Affiliate or associate of any of the foregoing, except for the SinoTop Convertible Loan;

  (s)           made any amendment to, or terminated any agreement that, if not so amended or terminated, would be material to the business, assets, liabilities, operations or financial performance of the Company or any of its Subsidiaries;

  (t)           compromised or settled any claims relating to taxes, any tax audit or other tax proceeding, or filed any amended tax returns;

  (u)           merged or consolidated with any other Person, or acquired a material amount of assets of any other Person;

  (v)           entered into any agreement in contemplation of the transactions specified herein other than this Agreement and the other Transaction Documents; or

  (w)           agreed to take any action described in this Section 5.9 or which would reasonably be expected to otherwise constitute a breach of any of the representations or warranties contained in this Agreement or any other Transaction Documents.

5.10.         Litigation.  Except as described on Schedule 5.10 to the Disclosure Schedules, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Company’s knowledge, threatened against or affecting the Company, any Subsidiary or any of their respective properties, the Common Stock or any of the Company's or its Subsidiaries' officers or directors before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which is outside of the ordinary course of business or involves in excess of $50,000.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Company’s knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

5.11.         Labor Relations.  Except as set forth on Schedule 5.11 to the Disclosure Schedules, neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreements or other agreements with labor organizations.  The Company believes that its and its Subsidiaries' relations with their respective employees are good.  Neither the Company nor any Subsidiary has violated in any material respect any federal, state, local or foreign laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any federal, state, local or foreign laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.  No material labor dispute exists or, to the Company’s knowledge, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

5.12.         Compliance.  Except as set forth on Schedule 5.12 to the Disclosure Schedules, neither the Company nor any Subsidiary: (i) in any material respect, is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or Governmental Body, or (iii) is or has been in violation, in any material respect, of any statute, rule or regulation of any governmental authority, including, without limitation, all foreign, federal, state and local laws applicable to its business.

5.13.         Regulatory Permits.  Except as disclosed in Schedule 5.13 to the Disclosure Schedules, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses (a) as described in the Recent SEC Reports and the Memorandum, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and (b) as contemplated by the Transaction Documents, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

5.14.         Title to Assets.  Neither the Company nor any of its Subsidiaries owns any real estate or PRC land use rights.  Except as set forth on Schedule 5.14 to the Disclosure Schedules, the Company and the Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries (including such business as is contemplated by the Transaction Documents), in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

5.15.         Contracts.

  (a)           Neither the Company nor any of its Subsidiaries is party or subject to, or bound by:

(i)           any agreements, contracts or commitments that call for prospective fixed and/or contingent payments or expenditures by or to the Company or any of its Subsidiaries of more than $50,000, or which is otherwise material and not entered into in the ordinary course of business;

(ii)          any contract, lease or agreement involving payments in excess of $50,000, which is not cancelable by the Company or any of its Subsidiaries, as applicable, without penalty on not less than sixty (60) days notice;

(iii)         any contract, including any distribution agreements, containing covenants directly or explicitly limiting the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any Person or to offer any of its products or services;

(iv)         any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money or pledging or granting a security interest in any assets;

(v)          any employment contracts, non-competition agreements, invention assignments, severance or other agreements with officers, directors, employees, stockholders or consultants of the Company or any of its Subsidiaries or Persons related to or affiliated with such Persons;

(vi)         any stock redemption or purchase agreements or stockholders rights plan or “poison pill” arrangement or other agreements affecting or relating to the capital stock of the Company or any of its Subsidiaries, including, without limitation, any agreement with any stockholder of the Company or any of its Subsidiaries which includes, without limitation, antidilution rights, voting arrangements or operating covenants;

(vii)        any pension, profit sharing, retirement, stock option or stock ownership plans;

(viii)       any royalty, dividend or similar arrangement based on the revenues or profits of the Company or any of its Subsidiaries or based on the revenues or profits derived from any Material Contract;

(ix)         any acquisition, merger, asset purchase or other similar agreement;

(x)          any sales agreement which entitles any customer to a right of set-off, or right to a refund after acceptance thereof;

(xi)         any agreement with any supplier or licensor containing any provision permitting such supplier or licensor to change the price or other terms upon a breach or failure by the Company or any of its Subsidiaries, as applicable, to meet its obligations under such agreement; or

(xii)        any agreement under which the Company or any of its Subsidiaries has granted any Person registration rights for securities.

  (b)           Schedule 5.15(b) to the Disclosure Schedules contains a listing or description of all agreements, contracts or instruments, including all amendments thereto, to which the Company or its Subsidiaries are bound which meet the criteria set forth in Section 5.15(a) (such agreements, contracts or instruments, collectively, the “Material Contracts”).  The Company has made available to the Investor copies of the Material Contracts.  Neither the Company nor any of its Subsidiaries has entered into any oral contracts which, if written, would qualify as a Material Contract.  Each of the Material Contracts is valid and in full force and effect, is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will continue to be so immediately following the Closing Date.

  (c)           Actions with Respect to Material Contracts.

(i)           Neither the Company nor any of its Subsidiaries has violated or breached, or committed any default under, any Material Contract in any material respect, and, to the Company’s knowledge, no other Person has violated or breached, or committed any default under any Material Contract; and

(ii)          To the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to: (A) result in a material violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract or (D) give any Person the right to cancel, terminate or modify any Material Contract.

5.16.         Taxes.

  (a)           The Company and its Subsidiaries have timely and properly filed all tax returns required to be filed by them for all years and periods (and portions thereof) for which any such tax returns were due.  All such filed tax returns are accurate in all material respects.  The Company has timely paid all taxes due and payable (whether or not shown on filed tax returns).  There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid.  The reserves for taxes, if any, reflected in the Recent SEC Reports or in the Memorandum are adequate, and there are no Liens for taxes on any property or assets of the Company and any of its Subsidiaries (other than Liens for taxes not yet due and payable).  There have been no audits or examinations of any tax returns by any Governmental Body, and the Company or its Subsidiaries have not received any notice that such audit or examination is pending or contemplated.  No claim has been made by any Governmental Body in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction.  To the Company’s knowledge, no state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax returns.  There are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax.

  (b)           Neither the Company nor any of its Subsidiaries is a party to any tax-sharing agreement or similar arrangement with any other Person.

  (c)           The Company has made all necessary disclosures required by Treasury Regulation Section 1.6011-4.  The Company has not been a participant in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

  (d)           No payment or benefit paid or provided, or to be paid or provided, to current or former employees, directors or other service providers of the Company will fail to be deductible for federal income tax purposes under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

5.17.         Employees.

  (a)           The Company and its Subsidiaries are not party to any collective bargaining agreements and, to the Company’s knowledge, there are no attempts to organize the employees of the Company or any of its Subsidiaries.

  (b)           Except as set forth on Schedule 5.17 to the Disclosure Schedules, the Company and its Subsidiaries have no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

  (c)           Each Person who performs services for the Company or any of its Subsidiaries has been, and is, properly classified by the Company or its Subsidiaries as an employee or an independent contractor (or its PRC equivalent).  Each of the Company’s PRC Subsidiaries, including, without limitation, WFOE and VIEs, have respectively executed valid employment contracts with all of its employees who work in the PRC, and such contracts are valid and in force.  Each of the Company’s PRC Subsidiaries, including, without limitation, WFOE and VIEs, is in compliance with all mandatory social benefit and welfare benefit plans with respect to its employees in the PRC, has made full payments to the mandatory employee social benefits and welfare benefits in a timely manner, and is not or has not been in default of any of the payments.

  (d)           To the Company’s knowledge, no employee or advisor of the Company or any of its Subsidiaries is or is alleged to be in violation of any term of any employment contract, disclosure agreement, proprietary information and inventions agreement or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, and the employment of the employees of the Company and its Subsidiaries does not subject the Company or the Company's stockholders to any liability.  There is neither pending nor, to the Company’s knowledge, threatened any actions, suits, proceedings or claims, or, to the Company’s knowledge, any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence.  To the Company’s knowledge, no key employee or advisor of the Company or any of its Subsidiaries intends to terminate or otherwise not extend his or her employment with the Company or a Subsidiary, as applicable.

5.18.         Employee Benefit Plans.  No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries.  The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. As used in this Section 5.18, the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

5.19.         Patents and Trademarks.  Except as set forth on Schedule 5.19 to the Disclosure Schedules, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and the Memorandum and as contemplated by the Transaction Documents (collectively, the “Intellectual Property Rights”).  None of the Company's or its Subsidiaries' Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement.  Neither the Company nor any Subsidiary has received a written notice that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  To the Company’s knowledge, all such Intellectual Property Rights are enforceable.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property Rights and confidential information (the “Confidential Information”).  Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof.  Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

5.20.         Environmental Matters.  Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any Governmental Body relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to involve an amount in excess of $25,000 in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

5.21.         Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged as described in the SEC Reports and/or the Memorandum.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

5.22.         Transactions With Affiliates and Employees.  Except as set forth on Schedule 5.22 to the Disclosure Schedules, none of the officers, directors or employees of the Company  or any of its Subsidiaries is presently a party to any transaction with the Company or any Subsidiary (other than for ordinary course services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $25,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of the Company.

5.23.         Private Placement. Assuming the accuracy of each of the Investor’ representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investor as contemplated hereby.

5.24.         No Integrated Offering.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of shareholders of the Company under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated, except for the shareholder approval of the Common Stock Amendment and the Preferred Stock Amendment contemplated by Section 6.2 of this Agreement.

5.25.         Brokers and Finders.  Other than as set forth on Schedule 5.25, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company or any Subsidiary.

5.26.         No Directed Selling Efforts or General Solicitation; Disclosure.  Neither the Company, any Subsidiary or Affiliates, nor any Person acting on its or their behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.  No offering materials were used in connection with the Offering other than the Offering Documents.

5.27.         Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

5.28.         Disclosures.  Neither the Company nor any Person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby.  The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting transactions in securities of the Company.  The written materials delivered to the Investor in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed.

5.29.         Solvency.  Neither the Company nor any of its Subsidiaries has: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally. Neither the Company nor any of its Subsidiaries has engaged in business or in any transaction, and is not about to engage in business or in any transaction, for which the Company's or such Subsidiary's remaining assets constitute unreasonably small capital. Neither the Company nor any of its Subsidiaries has any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be Insolvent.

5.30.         Related Party Transactions.  Except as set forth in Schedule 5.30 to the Disclosure Schedules: (a) none of the Company or any of its Affiliates, officers, directors, stockholders or employees, or any Affiliate of any of such Person, has any material interest in any property, real or personal, tangible or intangible, including the Company’s Intellectual Property used in or pertaining to the business of the Company, except for the normal rights of a stockholder, or, to the Company’s knowledge, any supplier, distributor or customer of the Company; (b) there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, Affiliates, or, to the Company’s knowledge, any Affiliate thereof; (c) to the Company’s knowledge, no employee, officer or director of the Company or any of its Subsidiaries has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company; (d) to the Company’s knowledge, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any Material Contract; or (e) there are no amounts owed (cash and stock) to officers, directors and consultants (salary, bonuses or other forms of compensation).

5.31.         Foreign Corrupt Practices Act.  None of the Company or any of its Subsidiaries, nor to the Company’s knowledge, any agent or other person acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly: (a) used any funds, or will use any proceeds from the sale of the Units, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) failed to disclose fully any contribution made by the Company or any of its Subsidiaries (or made by any Person acting on their behalf of which the Company is aware) or any members of their respective management which is in violation of any Legal Requirement; or (d) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was applicable to the Company or any of its Subsidiaries.

5.32.         PFIC.  None of the Company or any of its Subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the Code.

5.33.         OFAC. None of the Company or any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any of the Company’s Subsidiaries, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

5.34.         Money Laundering Laws.  The operations of each of the Company or any of its Subsidiaries are and have been conducted at all times in compliance with the money laundering Legal Requirements of all applicable Governmental Bodies of the PRC and any related or similar rules, regulations or guidelines, issued, administered or enforced by any PRC Governmental Body (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any PRC court or PRC Governmental Body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

5.35.         Subsidiary Rights.  The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

5.36.         Sarbanes-Oxley Act.  The Company and each Subsidiary is in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

5.37.         Internal Accounting and Disclosure Controls.  The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (c) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Securities Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Securities Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Securities Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  Neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

5.38.         Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Securities Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

5.39.         Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities will not be, an "investment company," an affiliate of an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

5.40.         Manipulation of Price.  Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, (a) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (b) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the lead placement agent), or (b) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

5.41.         U.S Real Property Holding Corporation.  Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Investors, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon the Investor’s request.

5.42.         Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

5.43.         No Additional Agreements.  The Company does not have any agreement or understanding with the Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

5.44.         Other Representations and Warranties Relating to WFOE.

  (a)           All material consents, approvals, authorizations or licenses requisite under PRC Legal Requirements for the due and proper establishment and operation of WFOE have been duly obtained from the relevant PRC Governmental Bodies and are in full force and effect.

  (b)           All filings and registrations with the PRC Governmental Bodies required in respect of WFOE and its capital structure and operations including, without limitation, the registration with the PRC Ministry of Commerce or its local counterpart, the PRC the State Administration of Industry and Commerce or its local counterpart, the PRC State Administration of Foreign Exchange and applicable PRC tax bureau and customs authorities have been duly completed in accordance with the relevant PRC Legal Requirements, except where, the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

  (c)           WFOE has complied with all relevant PRC Legal Requirements regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC Governmental Bodies.  There are no outstanding commitments made by the Company or any Subsidiary (or any of their shareholders) to sell any equity interest in WFOE.  . The conversion and use of the capital contribution received by WFOE is legal and permitted under PRC Legal Requirements.

  (d)           WFOE has not received any letter or notice from any relevant PRC Governmental Body notifying it of revocation of any licenses or qualifications issued to it or any subsidy granted to it by any PRC Governmental Body for non-compliance with the terms thereof or with applicable PRC Legal Requirements, or the lack of compliance or remedial actions in respect of the activities carried out by WFOE, except such revocation as does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

  (e)           WFOE has conducted its business activities within the permitted scope of business or has otherwise operated its business in compliance with all relevant Legal Requirements and with all requisite licenses and approvals granted by competent PRC Governmental Bodies other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.  As to licenses, approvals and government grants and concessions requisite or material for the conduct of any material part of WFOE’s business which is subject to periodic renewal, to the Company’s knowledge, there is no reason related to the WFOE for which such requisite renewals will not be granted by the relevant PRC Governmental Bodies.

  (f)           With regard to employment and staff or labor, WFOE has complied with all applicable PRC Legal Requirements in all material respects, including without limitation, those pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions, housing funds or the like, other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.

6.           CERTAIN PRE-CLOSING CONDITIONS.

6.1.           Carry on in Ordinary Course.  From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, (a) the Company shall, and shall cause each Subsidiary to, conduct the business and operations of the Company and the Subsidiaries diligently and as heretofore conducted; and (b) the Company shall not, and the Company shall cause each Subsidiary to not, take any action which would reasonably be expected to cause the representations and warranties of the Company contained in this Agreement to be untrue at Closing. Notwithstanding the foregoing, the Company may consummate the SinoTop Acquisition prior to the Closing Date.

6.2.           Charter Amendments; Certificates of Designation.  On or prior to the Closing Date, the Company shall file with the Secretary of State of the State of Nevada (a) an amendment to its Articles of Incorporation (i)  increasing the number of authorized shares of Preferred Stock of the Company from 5,000,000 to 50,000,000 (the “Preferred Stock Amendment”) in the form attached as Exhibit I, (ii) increasing the number of authorized shares of Common Stock of the Company from 95,000,000 to 1,500,000,000 (the “Common Stock Amendment”), (b) a certificate of designations, in the form of Exhibit H hereto, establishing the relative rights, preferences and other features of the Shares (“Series A Certificate of Designation”) and (c) the Series B Certificate of Designation.

6.3.           Amending Certain Documents.  From the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, the Company shall not amend the Offering Documents, the Series B Transaction Documents or the Debt Conversion Documents, without the prior written consent of the Investor, which may be given or withheld in his sole discretion.

6.4.           Satisfaction of Conditions and Covenants. The Company will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

6.5.           Full Access.  The Company will permit, and the Investor, and his representatives to have full access at all reasonable times, to all premises, properties, personnel, accountants, customers, suppliers, third party lenders and other third parties, books, records (including tax records), contracts, and documents of or pertaining to each of the Company and its Subsidiaries.

6.6.           Disclosure Schedules.  On or before June 21, 2010, the Company shall deliver the Disclosure Schedules to the Investor in  form and substance satisfactory to the Investor in his sole discretion.  TIME SHALL BE OF THE ESSENCE.

6.7.           Compliance with Documents.  At all times, the Company shall remain in compliance with all terms and conditions of the Offering Documents, the Series A Transaction Documents, the Series B Transaction Documents, the Debt Conversion Documents, the VIE Structure Documents, the SinoTop Acquisition Documents and the SinoTop Beijing Documents.

7.           CONDITIONS TO THE CLOSING OF THE INVESTOR.

The obligation of the Investor to purchase the Units at any Closing is subject to the fulfillment to the satisfaction of the Investor, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investor in his sole discretion pursuant to Section 12.2:

7.1.           Representations and Warranties. The representations and warranties made by the Company in Section 5 hereof shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

7.2.           Performance of Agreements.  The Company shall have performed all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

7.3.           Approvals. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

7.4.           Judgments, etc.  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

7.5.           Stop Orders.  No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body having jurisdiction over the Company or the market(s) where the Common Stock is listed or quoted, with respect to public trading in the Common Stock.

7.6.           Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect or a material adverse change with respect to the Company or any of its Subsidiaries;

7.7.           Company Officer Certificate. The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in this Section 7.

7.8.           Company Secretary Certificate. The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the charter and bylaws of the Company, as the same may be amended and/or restated, and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

7.9.           Certificates of Status.  The Company shall have delivered the Investors (a) a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date and (b) a certificate evidencing the Company’s and each Subsidiary’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and each Subsidiary conducts business and is required to so qualify, as of a date within ten (10) days of the Closing Date.

7.10.         Opinions of Counsel.  The Investor shall have received an opinion from Pillsbury Winthrop Shaw Pittman, LLP, the Company’s U.S. legal counsel, dated as of the Closing Date, and an opinion from TranAsia Lawyers, the Company’s PRC legal counsel, dated as of the Closing Date, each in such form and substance as agreed to by the Company and the Investor (it being agreed that such U.S. and PRC counsel shall not be required to deliver a “10b-5” or negative assurances letter or opinion).

7.11.         Preferred Stock and Warrants.  The Company shall have delivered the Shares and the Series A Warrants being sold at the Closing.

7.12.         Amendment to Articles of Incorporation.  The Company shall have filed the Common Stock Amendment, the Preferred Stock Amendment, the Series A Certificate of Designation and the Series B Certificate of Designation with the Secretary of State of the State of Nevada and delivered filed, stamped copies thereof from such Secretary of State pursuant to Section 7.8 hereof.

7.13.         Increase Size of Board; Appointment as Director.  The board of directors of the Company (the “Board”) shall have (a) increased the number of directors serving on the Board by one and (b) appointed the Investor as a director to fill the vacancy.

7.14.         Joint Venture Operating Agreements.  The various agreements and other steps contemplated by the Framework Agreement with respect to the formation, management, operation and funding of the two joint ventures in the PRC referred to in that Agreement shall have been executed and/or completed in form and substance satisfactory to the Investor in his sole discretion and copies thereof duly executed by the parties thereto shall have been delivered to the Investor, certified as true and complete by a duly authorized officer of the Company.

7.15.         Consummation of Common Stock Financing. The consummation of the sale of not less than $11,129,000 and up to $15,000,000 worth of shares of Common Stock of the Company and warrants to certain investors shall occur simultaneous with the Closing (including in such amount the gross proceeds received from the sale of Shares and the Series A Warrants hereunder and the Series B Transaction Documents) pursuant to the Offering Documents (which shall be in form and substance satisfactory to the Investor in his sole discretion) and the Series B Transaction Documents and copies of all such agreements, documents and instruments, duly executed by the parties thereto, shall have been delivered to the Investor, certified as true and complete by a duly authorized officer of the Company.

7.16.         Consummation of Series B Financing. The consummation of the sale of 6,000,000 shares of Series B Preferred Stock of the Company to Steven Oliviera or his Affiliate shall occur simultaneous with the Closing pursuant to the Series B Transaction Documents.

7.17.         VIE Structure Documents.   The VIE Structure Documents shall have been revised in form and substance satisfactory to the Investor in his sole discretion.  Additional VIE structure contracts shall have been entered into by WFOE and VIEs that are satisfactory to the Investor in his sole discretion.  Copies of all VIE Structure Documents, duly executed by the parties thereto, shall have been delivered to the Investor, certified as true and complete by a duly authorized officer of the Company.  If requested by the Investor, the existing shareholders of the VIEs, shall have been replaced by the Person nominated by the Investor.  For this purpose, the such shareholders of the VIEs shall have executed appropriate equity transfer agreements and the registration of the new equity holders with the competent office(s) of the State Administration for Industry and Commerce shall have been completed.

7.18.         Change of Management.   Resignations, letters of removal/appointment, shareholder/board resolutions, agreements, certificates, instruments or other documents under PRC Legal Requirement and/or reasonably requested by the Investor, effective immediately at the date of change of WFOE’s or the VIEs’ registration with the competent office(s) of the State Administration of Industry and Commerce, shall have been duly signed.  If requested by the Investor, the removal of such directors and legal representatives of the Subsidiaries or other Persons having positions with the Subsidiaries and corresponding changes, as necessary, made to registrations filed with the competent office(s) of the State Administration of Industry and Commerce shall have been made and completed to the Investor’s satisfaction.

7.19.         Debt Conversion Documents. The Company, Mr. Oliviera and the other holders of the promissory notes referred to in the Debt Conversion Documents and any of their affiliates, if necessary, shall have entered into the Debt Conversion Documents and consummated the transactions contemplated thereby.

7.20.         SinoTop Documents.  The Company shall have consummated the SinoTop Acquisition pursuant to the SinoTop Acquisition Documents, and the parties to the SinoTop VIE Agreements shall have entered into the SinoTop VIE Agreements, in each case in form and substance satisfactory to the Investor in his sole discretion, copies of which shall have been delivered to the Investor, certified as true and complete by a duly authorized officer of the Company.

7.21.         Weicheng Liu Employment Agreement.  The Company and Weicheng Liu shall have entered into an employment in form and substance satisfactory to the Investor.

7.22.         Other Documents. The Company and its Subsidiaries shall have delivered to the Investor true and complete and fully executed copies of each of the Offering Documents, the Series A Transaction Documents, the Series B Transaction Documents, the Sino Top Acquisition Documents, the Debt Conversion Documents, the VIE Structure Documents and the SinoTop Beijing Documents and such other documents relating to the transactions contemplated by this Agreement as the Investor or his counsel may reasonably request.

7.23.         Due Diligence.  The Investor shall have completed its due diligence investigation of the Company and its Subsidiaries and the results thereof shall be satisfactory to the Investor in his sole discretion.

8.           CONDITIONS TO THE CLOSING OF THE COMPANY.

The obligations, with respect to the Investor, of the Company to effect the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing Date of the conditions listed below.

8.1.           Representations and Warranties. The representations and warranties in Section 4 hereof made by the Investor shall be true and correct in all material respects at the time of Closing as if made on and as of such date.

8.2.           Corporate Proceedings. All corporate and other proceedings required to be undertaken by the Investor in connection with the transactions contemplated hereby shall have occurred and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.

8.3.           Agreements.  The Investor shall have completed and executed this Agreement, the Escrow Agreement and an investor questionnaire as provided by the Company, and delivered the same to the Company.

8.4.           Certain Acknowledgements, Representations, Etc.  The Investor shall have made the acknowledgements, representations and warranties referred to in Sections 3.3 and 4.7 hereof.

8.5.           Purchase Price.  The Investor shall have delivered or caused to be delivered the Purchase Price to the Escrow Account.

9.           OTHER AGREEMENTS

9.1.           Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investor, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Securities to the Investor.

9.2.           Securities Laws Disclosure; Publicity.  By 9:00 a.m. (New York City time) on the Trading Day following the Closing Date, the Company shall issue a press release disclosing the transactions contemplated hereby and the Closing.  By no later than the fourth Trading Day following the Closing Date the Company will file a Current Report on Form 8-K disclosing the material terms of this Agreement and the other Transaction Documents (and attach as exhibits thereto the Transaction Documents) and the Closing.  In addition, the Company will make such other filings and notices in the manner and time required by the SEC and the Trading Market on which the Common Stock is listed.  Notwithstanding the foregoing, the Company shall not, at any time, publicly disclose the name of the Investor or the terms of the Series A Transaction Documents, or include the name of the Investor or the terms of the Series A Transaction Documents in any filing with the SEC (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of the Investor, except to the extent such disclosure is required by law or Trading Market regulations.

9.3.           Limitation on Issuance of Future Priced Securities.  During the six months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by the rules and regulations of FINRA.

9.4.           Reservation of Shares.  The Company shall maintain a reserve from its duly authorized shares of Common Stock to comply with its obligations to issue the shares of Common Stock upon conversion of the Shares and the Warrant Shares upon exercise of the Series A Warrants.

9.5.           Form D and Blue Sky Filings.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Investor promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the securities (including, the Shares and the Series A Warrants) for sale to the investors (including the Investor) at the Closing pursuant to the Transaction Documents under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

9.6.           Passive Foreign Investment Company.  The Company shall conduct its business in such a manner to ensure that it will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

10.           FURTHER ASSURANCES.  The Company shall, and shall cause all of its Subsidiaries to, and their management to, use their best efforts to satisfy all of the closing conditions under Section 8, and shall not take any action which could frustrate or delay the satisfaction of such conditions.  In addition, either prior to or following the Closing, the Company shall, and shall cause each of its Subsidiaries to, and its and their management to, perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of the Transaction Documents and the consummation of the transactions contemplated thereby.

11.           TERMINATION.

  (a)           In the event that the Closing shall not have occurred by July 15, 2010, the Investor shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability to any other party.

  (b)           Notwithstanding any provision to the contrary contained herein, the Investor, in his sole discretion, shall have the absolute, unqualified and unconditional right to terminate this Agreement for any reason or for no reason.  The Company hereby covenants and agrees that it shall not contest, challenge or seek to delay the exercise of such Investor’s right and hereby waives any right to claim promissory estoppel or other detrimental reliance, unconscionability or any requirement of good faith or fair dealing.  The Investor’s right to terminate this Agreement shall not affect the Investor’s rights with respect to a breach hereof prior to such termination.

12.           MISCELLANEOUS.

12.1.         Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

(a)	The Company:

c/o China Broadband Inc.
1900 Ninth Street, 3rd Floor
Boulder, Colorado 80302
Attention:  Marc Urbach
Fax Number: (303) 449.7799

With a copy to:

Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, N.W.
Washington, DC  20037
Attention : Louis A. Bevilacqua, Esq.
Fax Number: (202) 663.8007

(b)	The Investor:

As per the contact information provided on the signature page hereof.

With copies to:

K&L Gates LLP
K&L Gates Center, 210 Sixth Avenue
Pittsburgh, PA 15222
Attention: Jerry S. McDevitt, Esq.
Fax: (412) 355.6501

K&L Gates LLP
599 Lexington Avenue
New York, NY 10022
Attention: John D. Vaughan, Esq.
Fax: (212) 536.3901

12.2.         Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  Any amendment or waiver by the Investor shall also be executed by his legal counsel to be effective.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

12.3.         Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

12.4.         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor Representative.  The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investor”.

12.5.         No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

12.6.         Governing Law, Consent to Jurisdiction, etc.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof (except Section 5-1401 of New York’s General Obligations Law).  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

12.7.         Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing of the transactions contemplated by this Agreement for a period of three years.

12.8.         Indemnification.

  (a)           The Company agrees to defend, indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company or any of its Subsidiaries under the Transaction Documents, and shall reimburse any such Person for all such amounts as they are incurred by such Person.

  (b)           Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 12, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

12.9.         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or other electronic signature page were an original thereof.

12.10.       Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

12.11.       Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

12.12.       Payment Set Aside.  To the extent that the Company makes a payment or payments to the Investor pursuant to any Series A Transaction Document or the Investor enforces or exercises his rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

12.13.       Expenses.  The Company shall pay all costs and expenses, including the fees and disbursements of any counsel and accountants retained by the Investor, incurred by the Investor in connection with the preparation, execution, delivery and performance of the Series A Transaction Documents and the transactions contemplated thereby, whether or not such transactions are consummated up to a maximum amount, or cap, of $35,000.  Notwithstanding the foregoing, in the event that the Company shall fail to deliver the Disclosure Schedules, in form and substance reasonably satisfactory to the Investor and otherwise in accordance with Section 6.6 hereof, the Company shall pay the Investor, as a non-accountable expense reimbursement, an additional sum of $35,000.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

CHINA BROADBAND INC.

By:
Name: Marc Urbach
Title: President

INVESTOR:

Name and Address, Fax No. and Social Security No. of Investor:

Shane McMahon

295 Greenwich St., Apartment 301

New York, NY 10007

Fax No.: (212) 625-9442

Soc. Sec. No.: ###-##-####

Signature

Total Purchase Price: $3,500,000

Number of Units: 7,000,000

Number of Warrants: 240,000,000

EXHIBIT A

Form of Series A Warrant

(See Attached)

EXHIBIT B-1

Form of
$600,000 Debt Conversion Documentation

(See Attached)

EXHIBIT B-2

Form of
$4,971,250 Debt Conversion Documentation

(See Attached)

EXHIBIT B-3

Form of
$304,902 Debt Conversion Documentation

(See Attached)

EXHIBIT C

Form of McMahon Employment Agreement

(See Attached)

EXHIBIT D

Form of McMahon Indemnification Agreement

(See Attached)

EXHIBIT E

Offering Documents

(See Attached)

EXHIBIT F

Form of Registration Rights Agreement

(See Attached)

EXHIBIT G-1

Series B Securities Purchase Agreement

(See Attached)

EXHIBIT G-2

Series B Warrant

(See Attached)

EXHIBIT G-3

Series B Certificate of Designations

(See Attached)

EXHIBIT H

Series A Certificate of Designations

(See Attached)